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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported) November 2, 2009
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                                   AMARU, INC.
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             (exact name of registrant as specified in its charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

      000-32695                                            88-0490089
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Commission File Number                        IRS Employer Identification Number

            62 CECIL STREET, #06-00 TPI BUILDING, SINGAPORE 049710
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (65) 6332 9287
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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01 OTHER EVENTS.

         As of November 2, 2009, M2B World Holdings Limited ("M2B"), a wholly owned subsidiary of M2B World Asia Pacific Pte. Ltd., a subsidiary of Amaru, Inc., a Nevada corporation (the "Company"), signed a joint venture agreement with Cyberventures Sdn Bhd, ("Cyberventures"), a company incorporated in Malaysia and MOL Media Sdn Bhd., ("MOL Media"), a company incorporated in Malaysia and owned by Cyberventures( the "Agreement").

         MOL Media Sdn Bhd is primarily engaged in the business of operation and distribution of Internet Protocol based television ("IPTV") services as well as the creation, aggregation and distribution of broadband content and application to service providers and operators, while M2B is primarily involved in business of broadband media in Asia Pacific and the provision of entertainment-on-demand delivered via the broadband and mobile devices.

         Pursuant to the terms of the Agreement, M2B shall assign the rights of the content library for Malaysia on a non-exclusive basis for use on the IPTV, web and mobile platforms to MOL Media for use in Malaysia and the Friendster Community, for a fee of USD 4.5 million payable in the shares of MOL Media. The shares shall be issued at a price of RM 3.69 per New Share (based on exchange rate of RM 3.52 for USD 1.00) and will result in M2B having a 27 % beneficial ownership in MOL Media when the issuance of shares are issued. M2B intends to carry out an independent valuation of the content library assigned to MOL Media on an annual basis.

         The Agreement further provides that MOL Media and M2B shall endeavor to raise USD 500,000/- in new offering for MOL Media to develop the business on the IPTV, mobile and web platforms in Malaysia. This new funding shall be raised at an issue price of RM 3.69 per New Share, at the same rate as the new shares to be issued to M2B. This fund raising shall precede the issue of the new shares to M2B, which makes it a condition that has to be met before M2B receives the new shares.

         MOL Media has an IPTV Content Application Services License in Malaysia until August 2018, and a Niche IPTV Service License in Singapore till July 2013. Cyberventures and MOL Media will facilitate its affiliate companies to use the services related to the IPTV business of MOL Media, which will include all their resort, hotel and condominium properties, and their web sites and payment gateways, and make available their distribution channels for M2B's use.

         The Company expects that the joint venture with MOL Media should provide substantial benefits to the Company, as it is anticipated to contribute to the introduction and development of the Company's brand and its content, as well as to contribute to the Company's revenues through its 27 % equity position.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 10, 2009                      AMARU, INC.

                                           By: /s/ Colin Binny
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                                             Colin Binny
                                             President